Exhibit 99.1

OMNIVISION REPORTS FINANCIAL RESULTS

FOR THE THIRD QUARTER OF FISCAL 2012

~ Repurchased 8.1 Million Shares During the Quarter ~

SANTA CLARA, Calif., — February 23, 2012 — OmniVision Technologies, Inc. (Nasdaq: OVTI), a leading developer of advanced digital imaging solutions, today reported financial results for the fiscal third quarter ended January 31, 2012.

Revenues for the third quarter of fiscal 2012 were $185.2 million, as compared to $217.9 million in the second quarter of fiscal 2012, and $265.7 million in the third quarter of fiscal 2011. GAAP net income attributable to OmniVision Technologies, Inc. in the third quarter of fiscal 2012 was $111,000, or $0.00 per diluted share, as compared to net income attributable to OmniVision Technologies, Inc. of $21.1 million, or $0.35 per diluted share in the second quarter of fiscal 2012, and $44.7 million, or $0.75 per diluted share in the third quarter of fiscal 2011.

Non-GAAP net income attributable to OmniVision Technologies, Inc. in the third quarter of fiscal 2012 was $7.4 million, or $0.13 per diluted share. Non-GAAP net income attributable to OmniVision Technologies, Inc. in the second quarter of fiscal 2012 was $30.1 million, or $0.48 per diluted share. Non-GAAP net income attributable to OmniVision Technologies, Inc. in the third quarter of fiscal 2011 was $51.0 million, or $0.84 per diluted share. Non-GAAP net income attributable to OmniVision Technologies, Inc. excludes stock-based compensation expenses and related tax effects. Please refer to the attached schedule for a reconciliation of GAAP net income attributable to OmniVision Technologies, Inc. to non-GAAP net income attributable to OmniVision Technologies, Inc. for the three and nine months ended January 31, 2012 and 2011 and for the three months ended October 31, 2011.

GAAP gross margin for the third quarter of fiscal 2012 was 24.2%, as compared to 30.6% for the second quarter of fiscal 2012 and 29.8% for the third quarter of fiscal 2011. The sequential decrease in third quarter gross margin reflected a reduction in average selling prices and the consumption of inventory that had a relatively high cost basis.

The Company ended the period with cash, cash equivalents and short-term investments totaling $236.5 million, a decrease of $228.3 million from the previous quarter. The decrease includes approximately $100.0 million in cash used for the repurchase of the Company’s common stock. The decrease also includes approximately $26.0 million in cash paid to VisEra Technologies Company, Ltd. for the acquisition of the CameraCube production operations from the entity during the second quarter of fiscal 2012.

“For our third fiscal quarter, we are pleased to report revenues that exceeded the high-end of our guidance. We are also pleased with our latest sensor line-up and we believe we are well-positioned for the consumer product refresh cycle in 2012,” said Shaw Hong, chief executive officer of OmniVision Technologies, Inc. “We will continue to develop new technologies and will maintain our focus on regaining our business momentum,” Mr. Hong concluded.

Outlook

Based on current trends, the Company expects fiscal fourth quarter 2012 revenues will be in the range of $195 million to $215 million and GAAP net income per share attributable to OmniVision Technologies, Inc. common stockholders will be between $0.00 and $0.13 per diluted share. Excluding the estimated expenses and related tax effects associated with stock-based compensation, the Company expects its non-GAAP net income per share attributable to OmniVision Technologies, Inc. common stockholders will be between $0.15 and $0.28 per diluted share. Refer to the table below for a reconciliation of GAAP to non-GAAP net income.

Conference Call

OmniVision Technologies, Inc. will host a conference call today at 5:00 p.m. Eastern time to discuss these results further. This conference call can be accessed via a webcast at www.ovt.com. The call can also be accessed by dialing 800-215-2410 (domestic) or 617-597-5410 (international) and entering passcode 70893066.

A replay of the call will remain available at www.ovt.com for approximately twelve months. A replay of the call will also be available for one week beginning approximately one hour after the conclusion of the call. To access the replay, dial 888-286-8010 (domestic) or 617-801-6888 (international) and enter passcode 66589778.

About OmniVision

OmniVision Technologies, Inc. is a leading developer of advanced digital imaging solutions. Its CameraChip™ and CameraCube™ products using CameraCube™, OmniBSI™, OmniBSI-2™, OmniPixel®, OmniPixel2™, OmniPixel3™ and OmniPixel3-HS™ technologies are highly integrated, single-chip CMOS image sensors for consumer and commercial applications including mobile phones, notebooks, tablets and webcams, entertainment devices, security and surveillance systems, digital still and video cameras, automotive and medical imaging systems. Additional information is available at www.ovt.com.

Safe Harbor Statement

Certain statements in this press release, including statements relating to our positioning for the consumer product refresh cycle in 2012 and our expectations regarding revenues and earnings per share for the three months ending April 30, 2012 are forward-looking statements. These forward-looking statements are based on management’s current expectations, and certain factors could cause actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, our ability to maintain and increase sales to current key customers and end-users of our products; our ability to timely complete the product development cycle for new sensors; the Company’s ability to obtain design wins from various image sensor device manufacturers including manufacturers of mobile phones, tablets and other entertainment devices, laptops and personal computers, digital still cameras and automobile manufacturers; competition in current and emerging markets for image sensor products, including pricing pressures that could result from competition; the impact of general economic conditions on orders from the end-user customers of our products; the Company’s ability to accurately forecast customer demand for its products; fluctuations of wafer manufacturing yields, manufacturing capacity and other manufacturing processes; the potential loss or reduction of orders from one or more key customers or distributors; the continued growth and development of current markets and the emergence of new markets in which the Company sells, or may sell, its products; fluctuations in sales mix and average selling prices; the market acceptance of products into which the Company’s products are designed; the development, production, introduction and marketing of new products and technology; the acceptance of the Company’s products in such current and new markets; the Company’s strategic investments and relationships, and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings and reports, including, but not limited to, the Company’s most recent Annual Report on Form 10-K and recent Quarterly Reports on Form 10-Q. The Company expressly disclaims any obligation to update information contained in any forward-looking statement.

Use of Non-GAAP Financial Information

To supplement the reader’s overall understanding both of its reported results presented in accordance with U.S. generally accepted accounting principles (“GAAP”) and its outlook, the Company also presents non-GAAP measures of net income and net income per share which are adjusted from results based on GAAP. In particular, the Company excludes stock-based compensation expenses and related tax effects. The non-GAAP financial measures which the Company discloses also exclude the effects of stock-based compensation on the number of basic and diluted common shares used in calculating non-GAAP basic and diluted net income per share. The Company provides these non-GAAP financial measures to enhance an investor’s overall understanding of its current financial performance and to assess its prospects for the future. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with its GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting the Company’s business. The economic basis for the Company’s decision to use non-GAAP financial measures is that the adjustments to net income did not reflect the on-going relative strength of the Company’s performance. The Company’s objective is to minimize any confusion in the financial markets by providing non-GAAP net income and non-GAAP net income per share measurements and disclosing the related components. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

The Company uses non-GAAP financial measures for internal management purposes to conduct and evaluate its business, when publicly providing its business outlook and to facilitate period-to-period comparisons. The Company views non-GAAP net income per share as a primary indicator of the profitability of its underlying business. In addition, because stock-based compensation is a non-cash expense and is offset in full by a credit to paid-in capital, it has no effect on total stockholders’ equity. As the calculation of non-GAAP financial measures differs between companies, the non-GAAP financial measures used by the Company may not be comparable to similarly titled measures used by other companies. Other than stock-based compensation and related tax effects, these differences may cause the Company’s non-GAAP measures to not be directly comparable to other companies’ non-GAAP measures. Although these non-GAAP financial measures adjust cost, expenses and basic and diluted share items to exclude the accounting treatment of stock-based compensation, they should not be viewed as a non-GAAP presentation reflecting the elimination of the underlying stock-based compensation programs. Thus, the Company’s non-GAAP presentations are not intended to present, and should not be used, as a basis for assessing what its operating results might be if it were to eliminate its stock-based compensation programs. The Company compensates for these limitations by providing full disclosure of the net income attributable to OmniVision Technologies, Inc. and net income per share attributable to OmniVision Technologies, Inc. common stockholders on a basis prepared in accordance with GAAP to enable investors to consider net income attributable to OmniVision Technologies, Inc. and net income per share attributable to OmniVision Technologies, Inc. common stockholders determined under GAAP as well as on an adjusted basis, and perform their own analysis, as appropriate. As a result of the foregoing limitations, the Company does not use, nor does the Company intend to use, the non-GAAP financial measures when assessing the Company’s performance against that of other companies.

Estimating stock-based compensation expenses and related tax effects for a future period is subject to inherent risks and uncertainties, including but not limited to the price of the Company’s stock, stock market volatility, expected option life, risk-free interest rates, and the number of option exercises and sales during the quarter.

OMNIVISION TECHNOLOGIES, INC.

RECONCILIATION OF GUIDANCE FOR GAAP NET INCOME PER DILUTED SHARE

TO PROJECTED NON-GAAP NET INCOME PER DILUTED SHARE

(unaudited)

	Three Months Ending April 30, 2012
	GAAP Range of Estimates				Non-GAAP Range of Estimates
	From	To	Adjustment		From	To
Net income per share attributable to OmniVision Technologies, Inc. common stockholders	$0.00	$0.13	$0.15	(1)	$0.15	$0.28

(1)          Reflects estimated adjustment for expenses and related tax effects associated with stock-based compensation.

OMNIVISION TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	January 31,	April 30,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$211,157	$379,379
Short-term investments	25,312	87,505
Accounts receivable, net of allowances for doubtful accounts and sales returns	132,749	142,606
Inventories	247,274	106,873
Prepaid and deferred income taxes	3,780	4,937
Prepaid expenses and other current assets	6,454	9,671
Total current assets	626,726	730,971
Property, plant and equipment, net	142,616	115,446
Long-term investments	121,065	104,616
Goodwill	10,227	1,122
Intangibles, net	72,233	69,892
Other long-term assets	7,225	12,111
Total assets	$980,092	$1,034,158
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$54,379	$102,519
Accrued expenses and other current liabilities	32,414	25,483
Deferred revenues, less cost of revenues	10,406	16,594
Current portion of long-term debt	3,888	4,323
Total current liabilities	101,087	148,919
Long-term liabilities:
Long-term income taxes payable	85,469	87,526
Non-current portion of long-term debt	39,396	41,916
Other long-term liabilities	5,361	4,472
Total long-term liabilities	130,226	133,914
Total liabilities	231,313	282,833

Equity:
OmniVision Technologies, Inc. stockholders’ equity:
Common stock, $0.001 par value; 100,000 shares authorized; 72,912 shares issued and 52,313 outstanding at January 31, 2012 and 70,515 shares issued and 57,974 outstanding at April 30, 2011, respectively	73	71
Additional paid-in capital	569,205	533,776
Accumulated other comprehensive income	281	1,426
Treasury stock, 20,599 at January 31, 2012 and 12,541 at April 30, 2011, respectively	(278,683)	(178,683)
Retained earnings	457,903	394,735
Total OmniVision Technologies, Inc. stockholders’ equity	748,779	751,325
Total equity	748,779	751,325
Total liabilities and equity	$980,092	$1,034,158

OMNIVISION TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2012	2011	2012	2011
Revenues	$185,193	$265,677	$679,183	$698,208
Cost of revenues	140,337	186,464	480,273	499,593
Gross profit	44,856	79,213	198,910	198,615

Operating expenses:
Research, development and related	26,193	23,109	83,565	64,235
Selling, general and administrative	15,842	15,444	47,716	44,514
Amortization of acquired patent portfolio	2,321	—	6,964	—
Total operating expenses	44,356	38,553	138,245	108,749

Income from operations	500	40,660	60,665	89,866
Benefit from acquisition of production operations from VisEra	—	—	8,626	—
Interest expense, net	(734)	(318)	(1,203)	(952)
Other income, net	323	1,768	879	2,840
Income before income taxes	89	42,110	68,967	91,754

Provision for (benefit from) income taxes	(22)	(2,608)	5,799	1,263
Net income	111	44,718	63,168	90,491
Net loss attributable to noncontrolling interest	—	—	—	(32)
Net income attributable to OmniVision Technologies, Inc.	$111	$44,718	$63,168	$90,523

Net income per share attributable to OmniVision Technologies, Inc. common stockholders:
Basic	$0.00	$0.80	$1.09	$1.66
Diluted	$0.00	$0.75	$1.05	$1.56

Shares used in computing net income per share attributable to OmniVision Technologies, Inc. common stockholders:
Basic	56,070	56,174	58,111	54,541
Diluted	56,180	59,936	59,980	58,205

OMNIVISION TECHNOLOGIES, INC.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended		Three Months Ended
	January 31,		January 31,		October 31,
	2012	2011	2012	2011	2011
GAAP net income attributable to OmniVision Technologies, Inc.	$111	$44,718	$63,168	$90,523	$21,085
Add:
Stock-based compensation in cost of revenues	831	472	2,007	1,527	712
Stock-based compensation in research, development and related expenses	3,618	2,350	9,471	7,406	3,249
Stock-based compensation in selling, general and administrative expenses	2,866	2,015	7,871	6,161	2,788
(Increase) decrease in provision for income taxes without the effect of stock-based compensation	(29)	1,435	2,125	1,999	2,224
Non-GAAP net income attributable to OmniVision Technologies, Inc.	$7,397	$50,990	$84,642	$107,616	$30,058

GAAP provision for (benefit from) income taxes	$(22)	$(2,608)	$5,799	$1,263	$6,624
(Increase) decrease in provision for income taxes without the effect of stock-based compensation	(29)	1,435	2,125	1,999	2,224
Non-GAAP provision for (benefit from) income taxes	$7	$(4,043)	$3,674	$(736)	$4,400

Non-GAAP net income per share attributable to OmniVision Technologies, Inc. common stockholders:
Basic	$0.13	$0.91	$1.46	$1.97	$0.50
Diluted	$0.13	$0.84	$1.39	$1.83	$0.48

Shares used in computing non-GAAP net income per share attributable to OmniVision Technologies, Inc. common stockholders:
Basic	56,070	56,174	58,111	54,541	59,612
Diluted	58,411	60,634	61,090	58,942	62,544

Contact Information

Investor Relations:

Mary McGowan

OmniVision Technologies, Inc.

Ph: 408.653.3263